Exhibit 99.1

American Residential Properties, Inc. Expands Credit Facility to $500 Million

SCOTTSDALE, Ariz., June 30, 2014 - American Residential Properties, Inc. (NYSE: ARPI) today announced that it has amended the credit agreement governing its senior secured revolving credit facility, to, among other things, increase the maximum borrowing amount from $380 million to $500 million. In addition, the amendment agreed to by the lenders increased the size of the accordion feature to a maximum borrowing amount of $750 million. The accordion feature is subject to meeting certain criteria and obtaining additional commitments from lenders Bank of America, N.A., Deutsche Bank AG, New York Branch, Citibank N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., KeyBank National Association, Barclays Bank PLC, Raymond James Bank, N.A. and Comerica Bank.

“This is the third time we have expanded the borrowing capacity of our credit facility since our initial public offering just over a year ago,” said, Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “This is a testament to the confidence of our lending group in our progress, strategy and growth prospects. We are delighted to continue to add top-tier banks to our lending group and to have access to additional debt financing, particularly given the attractive borrowing costs in today’s low interest rate environment. As previously announced, we are working on a securitization to further enhance our financing flexibility.”

About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes that acquires, owns, and manages single-family homes as rental properties in select communities nationwide. The Company's primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.

Additional information about American Residential Properties, Inc. can be found on the Company's website at www.amresprop.com.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the Company's intent to enhance its financing flexibility. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission. All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company's expectations.

SOURCE: American Residential Properties, Inc.

INVESTOR CONTACT:	American Residential Properties, Inc.
Shant Koumriqian
Chief Financial Officer
ir@americanresidentialproperties.com
480-474-4800

MEDIA CONTACT:	Financial Profiles, Inc.
Lisa Mueller
lmueller@finprofiles.com
310-622-8231